EXHIBIT 99.1

FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Capital, Inc. 18111 Preston Road, Suite 600 Dallas, TX 75252	CONTACT:	Investor Relations (972) 349-3256

PMC Capital Announces Quarterly Dividend of $0.12 Per Share

PMC Capital, Inc.
AMEX (Symbol: “PMC”)

Dallas, TX	June 19, 2003

     PMC Capital, Inc. announced that its Board of Directors (the “Board”) has declared a dividend of $0.12 per common share. The dividend will be paid to shareholders of record June 30, 2003, payable on July 14, 2003.

     Additionally, changes in the securitization market have resulted in the Company delaying its proposed securitization until such time as terms can be achieved which management believes to be in the best interest of the Company.

     PMC Capital is a closed-end investment company that originates commercial mortgages and manages, through a subsidiary, PMC Commercial Trust, a real estate investment trust.

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “expects,” “anticipates” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements can be subject to certain risks and uncertainties, including the financial performance of the Company, real estate conditions and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.